Exhibit 99.1
For Immediate Release

CITIZENS BANKING CORPORATION NASDAQ symbol: CBCF Kathleen O. Miller Investor Relations (810) 257-2506 Kathleen.Miller@cbcf-net.com	REPUBLIC BANCORP INC. NASDAQ symbol: RBNC Kristine D. Brenner Investor Relations (989) 725-7337 kbrenner@republicbancorp.com
CITIZENS BANKING CORPORATION AND REPUBLIC BANCORP INC.
SHAREHOLDERS APPROVE MERGER
FLINT, Mich. and ANN ARBOR, Mich. — November 30, 2006 — Citizens Banking Corporation (“Citizens”) and Republic Bancorp Inc. (“Republic”) announced today that shareholders of both companies have approved their merger. Citizens and Republic announced plans to merge in June 2006 and expect the transaction to close by the end of 2006, pending receipt of regulatory approvals and other customary closing conditions.
“This merger will create a leading Midwest franchise that enhances our core markets, sales culture, product capabilities, and credit competencies, and will also improve our presence in attractive, high-growth markets,” said William R. Hartman, chairman, president and CEO of Citizens. “Most importantly, it will position us to enhance long-term shareholder value.” Hartman will serve as CEO of Citizens Republic Bancorp (“Citizens Republic”) following completion of the merger.
“Because our banks complement each other in many ways and by implementing the best practices from each organization, we will have an even greater ability to deliver superior products and services to our customers. This translates into an opportunity for stronger financial performance and enhanced shareholder value,” said Dana M. Cluckey, president and CEO of Republic. Mr. Cluckey will serve as president and chief operating officer of Citizens Republic.
Upon completion of the transaction, Citizens Republic will represent a strong regional brand and will be better positioned to compete with super-regional as well as community banks. Based on September 30, 2006 data, the combined entity will be the 45th largest bank holding company headquartered in the United States with market capitalization of $2.0 billion, assets of $14.0 billion, deposits of $8.7 billion, and trust assets under administration of $2.6 billion. Citizens Republic will provide a full complement of commercial, cash management, wealth management, and specialty lending products and services to Republic customers as well as enhanced SBA, commercial real estate and mortgage banking products and services for Citizens customers through 269 branch and loan production offices and 286 ATMs in Michigan, Wisconsin, Ohio, Iowa, and Indiana. This partnership will significantly increase the Southeast Michigan presence to 39 locations, giving Citizens Republic almost 5 percent of total deposit market share in Michigan, and placing over 35 percent of its deposits in high-growth markets.

About Citizens Banking Corporation
Citizens Banking Corporation is a diversified financial services company providing a wide range of commercial, consumer, mortgage banking, trust, and financial planning services to a broad client base. Citizens Banking Corporation serves markets through Citizens Bank offices in Michigan and Wisconsin, and through F&M Bank offices in Iowa. Citizens Banking Corporation has roots going back to 1871 in Flint, Mich., and is the second-largest bank holding company headquartered in Michigan. Citizens, with 181 branch, private banking, and financial center locations and 196 ATMs, is the 69th largest bank holding company in the United States, with assets of $7.7 billion as of Sept. 30, 2006. More information about Citizens Banking Corporation is available at www.citizensonline.com.
About Republic Bancorp Inc.
Republic Bancorp Inc., with $6.2 billion in assets, is the third largest bank holding company headquartered in Michigan and the 82nd largest bank holding company in the country. Its subsidiary, Republic Bank, serves customers in Michigan, Ohio and Indiana with 88 retail, commercial and mortgage banking offices and 90 ATMs. Republic has consistently been the #1 Small Business Administration bank lender based in Michigan and one of the Midwest’s top retail mortgage lenders. Republic was named the 17th Best Company to Work For by FORTUNE magazine (marking the sixth year on FORTUNE’s “100 Best Companies to Work For” list) and named to Working Mother magazine’s list of “100 Best Companies for Working Mothers” for the sixth year in a row. More information about Republic Bancorp Inc. is available at www.republicbancorp.com.
Safe Harbor Statement
Discussions in this release that are not statements of historical fact (including statements that include terms such as “will,” “may,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” and “plan”) are forward-looking statements that involve risks and uncertainties. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Citizens and Republic, including future financial and operating results, the new company’s plans, objectives, expectations and intentions and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the risk that the businesses will not be integrated successfully; deposit attrition and disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; competition and its effect on pricing, spending, third-party relationships and revenues; movements in market interest rates and secondary market volatility; divestitures assumed and/or required; potential conditions that may affect the tax-free status of the Republic stock exchange for Citizens’ common shares; and unfavorable changes in economic and business conditions or the regulatory environment. Additional factors that may affect future results are contained in Citizens’ and Republic’s filings with the SEC, which are available at the SEC’s web site http://www.sec.gov. Citizens and Republic disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.
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